Exhibit 99.1

NEWS RELEASE Media Contact: David W. Carter, dwcarter@magellanhealth.com, (860) 507-1909 Investor Contact: Renie Shapiro, rshapiro@magellanhealth.com, (877) 645-6464

MAGELLAN HEALTH SERVICES PROVIDES

2012 FINANCIAL GUIDANCE

AVON, Conn. — December 13, 2011 — Magellan Health Services Inc. (NASDAQ: MGLN) today announced that, for 2012, it expects to generate net revenue in the range of $3.2 billion to $3.4 billion, and net income in the range of $91 million to $109 million, which translates into diluted earnings per share in the range of $3.25 to $3.89.  The company also expects segment profit (which represents income from continuing operations before stock compensation expense, depreciation and amortization, interest expense, interest income, gain on the sale of assets, special charges or benefits, and income taxes) for 2012 to be in the range of $240 million to $260 million.

The company confirmed its guidance for 2011, projecting full year net income in the range of $116.5 million to $135.5 million, segment profit of $255 million to $275 million, and cash flow from operations of $180.5 million to $211.5 million, excluding the net shift of restricted funds between cash and investments.  Magellan increased its diluted earnings per share guidance to a range of $3.75 to $4.36 per share based on share repurchases through the close of business on December 12, 2011, but excluding any potential repurchases that may occur during the remainder of the year.  Magellan reported year-to-date share repurchases through December 12, 2011, of approximately 8.1 million shares for a total cost of $398 million.

Additionally, the company announced a new Senior Secured Revolving Credit Facility totaling $230 million, which replaces the current $80 million facility.

“Magellan expects to complete 2011 with solid overall results, and is well-positioned to take advantage of marketplace opportunities in the future,” said René Lerer, M.D., chairman and chief executive officer. “We’ve had important new business sales, sharpened our overall business strategy particularly as it relates to Medicaid and pharmacy, and made initial investments in people and capabilities that create the foundation upon which we will build and innovate. In 2012, we will materially increase our investments in our Medicaid and Pharmacy initiatives. We are further expanding our Medicaid footprint to provide comprehensive management for special populations, and leveraging our unique expertise in medical pharmacy management and Medicaid pharmacy capabilities to develop a comprehensive solution for the management of total drug spend.  Retaining and growing existing business by developing new products and services, expanding into new markets and cross-selling across our customer base also remain key priorities for the company.”

“The bank financing plan that we announced today, coupled with our existing strong cash flow, allows us additional flexibility to support our strategy,” said Jonathan N. Rubin, chief financial officer.  “Current availability of financing in the market and our ability to obtain favorable terms made this the right time to increase our credit facility. The company has also deployed capital to enhance shareholder value.  We completed our prior $450 million share repurchase program, and have started repurchasing shares under the new $200 million program authorized by our Board of Directors in October.”

Magellan Health Services—55 Nod Road, Avon CT 06001—www.MagellanHealth.com

2012 Guidance Conference Call

Management will host a conference call at 10:00 a.m. Eastern Time on Tuesday, December 13, 2011.  To participate in the conference call, interested parties should call 1-888-566-8408 and reference the pass code 2012 Financial Guidance Call approximately 15 minutes before the start of the call.  The conference call will also be available via a live webcast at Magellan’s investor relations page at www.MagellanHealth.com.

About Magellan Health Services:  Headquartered in Avon, Conn., Magellan Health Services Inc. is a leading specialty health care management organization with expertise in managing behavioral health, radiology and specialty pharmaceuticals, as well as public sector pharmacy benefits programs. Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve.  As of September 30 2011, Magellan’s customers included health plans, employers and government agencies, serving approximately 31.2 million members in our behavioral health business, 16.3 million members in our radiology benefits management segment, and 5.5 million members in our medical pharmacy management product.  In addition, the specialty pharmaceutical segment served 41 health plans and several pharmaceutical manufacturers and state Medicaid programs.  The company’s Medicaid Administration segment served 25 states and the District of Columbia.  For more information, visit www.MagellanHealth.com.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties.  All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2011 and 2012 net income, segment profit, earnings per share, cash flow from operations, 2012 estimates of revenue, and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the health care services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on February 25, 2011, and the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed with the Securities and Exchange Commission and posted on the company’s website on October, 27, 2011.  Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure.  Further information regarding this measure, including the reasons management considers this information useful to investors, are included in the company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

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Magellan Health Services, Inc. and Subsidiaries

Fiscal 2012 Forecast Guidance - Income Statement

(In millions, except per share amounts)

	Low	High

Net revenue	$3,179.0	$3,354.0

Cost and expenses:
Cost of care	2,107.0	2,227.0
Cost of goods sold	279.0	299.0
Direct service costs and other operating expenses (1)	574.0	584.0
Depreciation and amortization	66.5	62.5
Interest expense	3.5	1.5
Interest income	(3.5)	(2.5)
Income before income taxes	152.5	182.5
Provision for income taxes	61.5	73.5
Net income	$91.0	$109.0

Weighted average shares outstanding - diluted	28.0	28.0

EPS - diluted	$3.25	$3.89

(1) Includes stock compensation expense of $21.0 million and $16.0 million for low and high guidance, respectively.

Reconciliation of segment profit to income before income taxes:

Segment profit	$240.0	$260.0
Stock compensation expense	(21.0)	(16.0)
Depreciation and amortization	(66.5)	(62.5)
Interest expense	(3.5)	(1.5)
Interest income	3.5	2.5
Income before income taxes	$152.5	$182.5

Magellan Health Services, Inc. and Subsidiaries

Fiscal 2012 Forecast Guidance - Cash Flow

(In millions)

	Low	High

Cash flows from operating activities
Net income	$91.0	$109.0
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	66.5	62.5
Non-cash stock compensation expense	21.0	16.0
Non-cash income tax expense	5.5	9.5
Other net cash flows from changes in assets and liabilities	(20.0)	—
Net cash provided by operating activities	164.0	197.0

Cash flows from investing activities
Capital expenditures	(71.0)	(61.0)
Net cash used in investing activities	(71.0)	(61.0)

Cash flows from financing activities
Payments on long-term debt and capital leases	(2.0)	—
Net used in financing activities	(2.0)	—

Net increase in cash, cash equivalents and unrestricted investments	$91.0	$136.0